SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement

Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).

Definitive (Revised) proxy statement.

Definitive additional materials.

Soliciting material pursuant to §240.14a-12.

Ford Motor Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

DEAR FORD MOTOR COMPANY SHAREHOLDER:

On page 34 of our Proxy Statement dated April 9, 2002, we included a graph and corresponding data table entitled “Comparison of Five-Year Cumulative Shareholder Return — Ford, General Motors and S&P 500 Stock Index.” We recently discovered that due to a data input error the performance shown for Ford stock for 2000 and 2001 is incorrect.

Shown below are a corrected graph and data table to be substituted for those on page 34 of our Proxy Statement. We apologize for any inconvenience that this may have caused.

April 29, 2002

COMPARISON OF FIVE-YEAR CUMULATIVE SHAREHOLDER RETURN

FORD, GENERAL MOTORS AND S&P 500 STOCK INDEX

	BASE	1997	1998	1999	2000	2001

FORD	100	157	296	278	233	162

GENERAL MOTORS	100	119	145	183	132	131

S&P 500	100	133	172	208	189	166